AMCORE FUNDS - AMCORE VINTAGE BALANCED FUND
CUSIP NUMBER	222861841

FOR QUORUM:

Record Date Share Positions:	3,644,207.00
Total Proxies:		           755

For Proposals

	2,764,519.00 Shares	75.86% Of Total Shares
             203 Proxies	26.89% of Total Proxies

1. 1. Approval of the Agreement and Plan of Reorganization for AMCORE Vintage Funds providing for the transfer of all of the assets of the AMCORE Vintage Funds to New
Vintage Funds in exchange for shares of New Vintage
Funds and the assumption by New Vintage Funds of all of the liabilities of AMCORE Vintage Funds, followed by the dissolution and liquidation of AMCORE Vintage
Funds and the distribution of shares of New Vintage
Funds to the shareholders of AMCORE Vintage Funds.



		Shares Voted	% of Voted	% of Total
For		2,743,512.00	  99.24%	  75.28%
Against        10,340.00	   0.37%	   0.28%
Abstain        10,667.00	   0.39%	    0.29%
TOTAL		2,764,519.00	100.00%	   75.86%


In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.
























AMCORE FUNDS - AMCORE VINTAGE AGGRESSIVE GROWTH FUND
CUSIP NUMBER	222861833

FOR QUORUM:

Record Date Share Positions:	5,683,641.00
Total Proxies:		        1,391

For Proposals

	4,585,547.00 Shares	80.68% Of Total Shares
              364 Proxies	26.17% of Total Proxies

2. Approval of the Agreement and Plan of Reorganization for AMCORE Vintage Funds providing for the transfer of all of the assets of the AMCORE Vintage Funds to New
Vintage Funds in exchange for shares of New Vintage
Funds and the assumption by New Vintage Funds of all of the liabilities of AMCORE Vintage Funds, followed by the dissolution and liquidation of AMCORE Vintage
Funds and the distribution of shares of New Vintage
Funds to the shareholders of AMCORE Vintage Funds.

		Shares Voted	% of Voted	% of Total
For		4,541,978.00	  99.05%	79.91%
Against        31,850.00	   0.69%	 0.56%
Abstain	   11,719.00	   0.26%	 0.21%
TOTAL		4,585,547.00	100.00%	80.68%


In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.





















AMCORE FUNDS - AMCORE VINTAGE INTERMEDIATE TAX-FREE FUND
CUSIP NUMBER	222861502

FOR QUORUM:

Record Date Share Positions:	4,454,735.00
Total Proxies:		         141

For Proposals

	4,320,183.00 Shares	96.98% Of Total Shares
               55 Proxies	39.01% of Total Proxies

3. Approval of the Agreement and Plan of Reorganization for AMCORE Vintage Funds providing for the transfer of all of the assets of the AMCORE Vintage Funds to New
Vintage Funds in exchange for shares of New Vintage
Funds and the assumption by New Vintage Funds of all of the liabilities of AMCORE Vintage Funds, followed by the dissolution and liquidation of AMCORE Vintage
Funds and the distribution of shares of New Vintage
Funds to the shareholders of AMCORE Vintage Funds.

		Shares Voted	% of Voted	% of Total
For		4,315,268.00	  99.89%		96.87%
Against	        0.00	   0.00%	     0.00%
Abstain         4,915.00	   0.11%	      0.11%
TOTAL		4,320,183.00	100.00%		96.98%


In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.























AMCORE FUNDS - AMCORE VINTAGE EQUITY FUND
CUSIP NUMBER	222861403

FOR QUORUM:

Record Date Share Positions:	20,439,310.00
Total Proxies:                 3,906

For Proposals

	15,621,319.00 Shares	76.43% Of Total Shares
              1,103 Proxies	28.24% of Total Proxies

1.	Approval of the Agreement and Plan of Reorganization
for AMCORE Vintage Funds providing for the transfer of all of the assets of the AMCORE Vintage Funds to New
Vintage Funds in exchange for shares of New Vintage
Funds and the assumption by New Vintage Funds of all of the liabilities of AMCORE Vintage Funds, followed by the dissolution and liquidation of AMCORE Vintage
Funds and the distribution of shares of New Vintage
Funds to the shareholders of AMCORE Vintage Funds.


		Shares Voted	% of Voted	% of Total
For		14,919,873.00	  99.51%		73.00%
Against	    72,015.00	   0.46%		  0.35%
Abstain	   629,431.00	   4.03%		  3.08%
TOTAL		15,621,319.00	100.00%		80.68%


In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.




















AMCORE FUNDS - AMCORE VINTAGE US GOV'T OBLIGATIONS FUND
CUSIP NUMBER	222861205

FOR QUORUM:

Record Date Share Positions:	153,055,015.00
Total Proxies:			                1,878

For Proposals

	139,954,576.00 Shares	91.44% Of Total Shares
                 514 Proxies	27.37% of Total Proxies

1.	Approval of the Agreement and Plan of Reorganization
for AMCORE Vintage Funds providing for the transfer of all of the assets of the AMCORE Vintage Funds to New
Vintage Funds in exchange for shares of New Vintage
Funds and the assumption by New Vintage Funds of all of the liabilities of AMCORE Vintage Funds, followed by the dissolution and liquidation of AMCORE Vintage
Funds and the distribution of shares of New Vintage
Funds to the shareholders of AMCORE Vintage Funds.

		Shares Voted	% of Voted	% of Total
For		137,471,103.00	  98.23%		89.82%
Against	    383,522.00	    0.27%		  0.25%
Abstain	  2,099,921.00	    1.50%		  1.37%
TOTAL		139,954,576.00	100.00%		91.44%


In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.
























AMCORE FUNDS - AMCORE VINTAGE FIXED TOTAL RETURN FUND
CUSIP NUMBER	222861825

FOR QUORUM:

Record Date Share Positions:	4,071,026.00
Total Proxies:			      227

For Proposals

	3,113,024.00 Shares	76.47% Of Total Shares
              63 Proxies	27.75% of Total Proxies

1.	Approval of the Agreement and Plan of Reorganization
for AMCORE Vintage Funds providing for the transfer of all of the assets of the AMCORE Vintage Funds to New
Vintage Funds in exchange for shares of New Vintage
Funds and the assumption by New Vintage Funds of all of the liabilities of AMCORE Vintage Funds, followed by the dissolution and liquidation of AMCORE Vintage
Funds and the distribution of shares of New Vintage
Funds to the shareholders of AMCORE Vintage Funds.


		Shares Voted	% of Voted	% of Total
For		3,060,217.00	  98.30%		75.17%
Against	   13,043.00	   0.42%		  0.32%
Abstain	   39,764.00	   1.28%		  0.98%
TOTAL		3,113,024.00	 100.00%		76.47%


In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.



















AMCORE FUNDS - AMCORE VINTAGE FIXED INCOME FUND
CUSIP NUMBER	222861304

FOR QUORUM:

Record Date Share Positions:	10,264,464.00
Total Proxies:			        347

For Proposals

	10,120,196.00 Shares	98.59% Of Total Shares
                 94 Proxies	27.09% of Total Proxies

4. 1.	Approval of the Agreement and Plan of Reorganization
for AMCORE Vintage Funds providing for the transfer of all of the assets of the AMCORE Vintage Funds to New
Vintage Funds in exchange for shares of New Vintage
Funds and the assumption by New Vintage Funds of all of the liabilities of AMCORE Vintage Funds, followed by the dissolution and liquidation of AMCORE Vintage
Funds and the distribution of shares of New Vintage
Funds to the shareholders of AMCORE Vintage Funds.


		Shares Voted	% of Voted	% of Total
For		10,116,005.00	  99.96%		98.55%
Against	     4,064.00	    0.04%		 0.04%
Abstain	       127.00	    0.00%		 0.00%
TOTAL		10,120,196.00	  100.00%		98.59%


In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.